Exhibit 99.2

FORM OF PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF

TICKETMASTER ENTERTAINMENT, INC.

TICKETMASTER ENTERTAINMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF TICKETMASTER ENTERTAINMENT, INC.

IN CONNECTION WITH THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 8, 2010

The undersigned stockholder of Ticketmaster Entertainment, Inc., a Delaware corporation (“Ticketmaster Entertainment”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 6, 2009, and hereby appoints each of Irving Azoff, Brian Regan and Chris Riley, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Ticketmaster Entertainment to be held on January 8, 2010, at 9:00 a.m., local time, at Ticketmaster Entertainment’s headquarters, located at 8800 West Sunset Blvd., West Hollywood, California 90069, and at any related adjournments or postponements, and to vote all shares of Ticketmaster Entertainment Common Stock and/or Ticketmaster Entertainment Series A Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(See reverse side)

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET/TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	TELEPHONE	MAIL
http://www.proxyvoting.com/tktm	(866) 540-5760
• Go to the website address listed above.	• Use any touch-tone telephone.	• Mark, sign and date your proxy card.
• Have your proxy card ready.	• Have your proxy card ready.	• Detach your proxy card.
• Follow the simple instructions that appear on your computer screen.	• Follow the simple recorded instructions.	• Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

(866) 540-5760

CALL TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated in Black or Blue ink.

TICKETMASTER ENTERTAINMENT’S BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5

1.	To approve the proposal to adopt the Agreement and Plan of Merger, dated as of February 10, 2009, as it may be amended from time to time, among Live Nation, Inc., Ticketmaster Entertainment, Inc. and, from and after its accession thereto, Merger Sub.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Eleven Directors.

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS	☐

Nominees: 01 Irving Azoff, 02 Terry Barnes, 03 Mark Carleton, 04 Brian Deevy, 05 Barry Diller, 06 Jonathan Dolgen, 07 Diane Irvine, 08 Craig A. Jacobson, 09 Victor A. Kaufman, 10 Michael Leitner, 11 Jonathan F. Miller

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and strike a line through that nominee’s name.)

All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified.

3.	To ratify the appointment of Ernst & Young LLP as Ticketmaster Entertainment’s independent registered public accounting firm for the 2009 fiscal year.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To approve any motion to adjourn the Annual Meeting to another time or place, if necessary, to solicit additional proxies.

FOR ☐	AGAINST ☐	ABSTAIN ☐

To change your address, please mark this box and include your new address to right of the box.  ☐

To include any comments, please mark this box and include your comment to right of the box.  ☐

SCAN LINE

Please sign exactly as name appears on Proxy.

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here